EXHIBIT 10.20
AMENDMENT NO. 2 TO DISTRIBUTION AGREEMENT

October 26, 2021

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

Ladies and Gentlemen:
Reference is made to the Distribution Agreement, dated February 14, 2020 (the “Original Agreement”), as amended by Amendment No. 1 thereto, dated April 28, 2021 (as amended, the “Agreement”), by and among First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), First Industrial, L.P., a Delaware limited partnership whose sole general partner is the Company (the “Operating Partnership”), and Wells Fargo Securities, LLC, as agent and/or principal (the “Agent”). The Company, the Operating Partnership and the Agent wish to amend the Agreement to reflect, among other things, the appointment of RBC Capital Markets, LLC as an Alternative Agent and as follows (this “Amendment”):
1.Certain Definitions. The definition of “Alternative Agent” in the Agreement is hereby amended to include RBC Capital Markets, LLC. The definition of “Alternative Distribution Agreements” in the Agreement is hereby amended to include the Distribution Agreement, dated as of October 26, 2021, by and among the Company, the Operating Partnership and RBC Capital Markets, LLC.
2.Certain Covenants of the Operating Partnership and the Company. Section 4(b) of the Original Agreement is hereby deleted in its entirety and replaced with: “[Reserved.]”.
3.Additional Covenants of the Company and the Operating Partnership.
(a)Section 6(b) of the Original Agreement is hereby amended to delete the language “, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof” in clause (i) thereof in its entirety.
(b)Section 6(h) of the Original Agreement is hereby amended to delete the language “, including in accordance with Section 4(b)” in its entirety.
4.Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
5.Counterparts. This Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument. This Amendment may be delivered by any party by facsimile or other electronic transmission. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Amendment. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Amendment will constitute due and sufficient delivery of such counterpart.

6.Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

    Terms used herein but not otherwise defined are used herein as defined in the Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Operating Partnership and the Agent in accordance with its terms.

Very truly yours,
FIRST INDUSTRIAL REALTY TRUST, INC.

By: /s/ Scott A. Musil
Name: Scott A. Musil
Title: Chief Financial Officer

FIRST INDUSTRIAL, L.P.
By: First Industrial Realty Trust, Inc., as its sole general partner

By: /s/ Scott A. Musil
Name: Scott A. Musil
Title: Chief Financial Officer
[Amendment No. 2 to Distribution Agreement Signature Page]

The foregoing Amendment No. 2 to
the Agreement is hereby confirmed
and accepted as of the date first
written above.

WELLS FARGO SECURITIES, LLC

By: /s/ Elizabeth Alvarez
    Name: Elizabeth Alvarez
    Title: Managing Director

[Amendment No. 2 to Distribution Agreement Signature Page]